Exhibit 99.6

CAVIUM,INC. 2315 N. FIRST STREET SAN JOSE, CA 95131 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day immediately preceding the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day immediately preceding the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1. To approve the adoption of the Agreement and Plan of Merger (as it may be amended from time to time, the Merger Agreement), dated as of November 19, 2017, by and among Marvell Technology Group Ltd., Kauai Acquisition Corp. (Merger Sub) and Cavium, the merger of Merger Sub with and into Cavium, with Cavium continuing as the surviving corporation in such merger (the Merger), and the other transactions contemplated by the Merger Agreement (the Merger Proposal). 2. To approve adjournments of the Cavium special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the Cavium special meeting to approve the Merger Proposal. 3. To approve, by non-binding, advisory vote, compensation that will or may be paid or become payable by Cavium to its named executive officers in connection with the Merger. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date 0000351665_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com CAVIUM, INC. Special Meeting of Shareholders [TBD], [TBD] This proxy is solicited by the Board of Directors The undersigned hereby appoints Syed B. Ali, Arthur D. Chadwick and Vincent P. Pangrazio, and each of them, with power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of CAVIUM, INC. COMMON STOCK that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of CAVIUM, INC. to be held at [TBD], PDT on [TBD] at CAVIUM, INC., 2315 N. First Street, San Jose, CA 95131, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000351665_2 R1.0.1.17